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                                                                      EXHIBIT 23



                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Banknorth Group, Inc.:


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-22205, 33-22206, 33-80310, 333-17467, 333-46367,
333-49999, 333-70095, 333-72909, 333-36834, 333-61436 and 333-72692), on Form
S-3 (Nos. 333-34931, 333-64845, 333-67961 and 333-81980) and on Form S-4 (No.
333-61757) of Banknorth Group, Inc. of our report, dated January 11, 2002, with respect to the consolidated balance sheets of Banknorth Group, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001 which report appears in the December 31, 2001 annual report on Form 10-K of Banknorth Group, Inc.


                                                          /s/ KPMG LLP


Boston, Massachusetts
March 19, 2002